SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           ---------------------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                           United Vanguard Homes, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


               Delaware                                 11-2032899
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


4 Cedar Swamp Road, Glen Cove, New York                   11542
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(Address of Principal Executive Offices)                (Zip Code)

If   this   Form    relates   to   the   If   this   Form    relates   to   the
registration   of  a  class   of  debt   registration   of  a  class   of  debt
securities and is effective upon securities and is effective filing pursuant to General Instruction simultaneously with the effectiveness A(c)(1), please check the following of a concurrent registration statement
box. / /                                 under  the   Securities  Act  of  1933
                                         pursuant   to   General    Instruction
                                         A(c)(2),  please  check the  following
                                         box. / /


Securities to be registered pursuant to Section 12(b) of the Act:

                                      None.

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share.
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                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  Incorporated herein by reference are the descriptions of the Registrant's Common Stock and related matters set forth under the headings "Description of Capital Stock" and "Dividend Policy," respectively, in the Registrant's Registration Statement on Form SB-2 (File No. 33-80812), filed with the Securities and Exchange Commission, as amended.

ITEM 2.  EXHIBITS.


EXHIBIT

         3.1      Restated Certificate of Incorporation of the Registrant.1

         3.2 Form of Certificate of Amendment to the Certificate of Incorporation of the Registrant.1

         3.3      Bylaws of the Registrant.1

         4.1      Specimen Common Stock Certificate.2

         99.1 Registration Statement of the Registrant on Form SB-2 (File No. 33-80812) and exhibits thereto, filed with the Securities and Exchange Commission, as amended.3


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1        Incorporated  by reference to the exhibit of the same number filed with
         Exhibit 99.1.

2        Filed herewith.

3        Previously filed with the Securities and Exchange Commission.


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
                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 17, 1996            United Vanguard Homes, Inc.


                                   By: /s/ Carl G. Paffendorf
                                       -----------------------------------------
                                       Carl G. Paffendorf, Chairman of the Board
                                       and Chief Executive Officer


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